UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 24, 2007

Memry Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15971	06-1084424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On September 24, 2007, Memry Corporation (“Memry”), entered into a Fifth Amendment Agreement dated as of August 31, 2007 by and between Memry Corporation and Webster Bank, National Association. The amendment, among other things, changed the definition of the Fixed Charge Coverage Ratio to exclude certain litigation expenses and subordinated debt prepayment charges for the quarters ending June 30, 2007, September 30, 2007 and December 31, 2007.

The foregoing description of the Fifth Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to this agreement, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 - Fifth Amendment Agreement dated as of August 31, 2007 by and between Memry Corporation and Webster Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: September 26, 2007	By:	/s/ Richard F. Sowerby
Richard F. Sowerby
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment Agreement dated as of August 31, 2007 by and between Memry Corporation and Webster Bank, National Association.